UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of earliest event Reported): April 27, 2016

MAXWELL TECHNOLOGIES, INC.
(Exact Name of Registrant as Specified in its Charter)

Delaware	001-15477	95-2390133
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification Number)

3888 Calle Fortunada
San Diego, California 92123
(Addresses of principal executive offices, including zip code)
(858) 503-3300
(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.01.    Completion of Acquisition or Disposition of Assets.
On April 12, 2016, Maxwell Technologies, Inc., a Delaware corporation (the “Company”), announced that it had entered into an asset purchase agreement (the “Asset Purchase Agreement”) to sell certain of its assets and liabilities, comprising the Company’s microelectronics product line, to Data Device Corporation, (“DDC”), a privately-held Delaware corporation. The transaction contemplated by the Asset Purchase Agreement (the “Transaction”) was completed on April 27, 2016. Total consideration paid to the Company was $21.0 million in cash, subject to a post-closing working capital adjustment.
The foregoing description of the Asset Purchase Agreement does not purport to be complete and is qualified in its entirety by reference to a copy of the Asset Purchase Agreement, which was filed as Exhibit 10.1 to the Company’s Current Report on Form 8-K filed on April 12, 2016, and is incorporated by reference herein.
Item 8.01.    Other Events.
On April 27, 2016, the Company issued a press release announcing the completion of the Transaction. A copy of the press release is filed as Exhibit 99.1 to this Current Report on Form 8-K and is incorporated herein by reference.
Item 9.01.     Financial Statements and Exhibits.

(b)	Pro Forma Financial Information.
An unaudited pro forma condensed consolidated balance sheet of the registrant as of December 31, 2015 giving effect to the Transaction as if it had occurred as of that date, and an unaudited pro forma condensed consolidated statement of operations of the registrant for the year ended December 31, 2015 giving effect to the Transaction as if it had occurred on January 1, 2015, are attached to this report as Exhibit 99.2.

(d)	Exhibits.

Exhibit No.	Description

99.1	Press Release dated April 27, 2016
99.2	Pro Forma Financial Information

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

MAXWELL TECHNOLOGIES, INC.

By:	/s/ David Lyle
David Lyle
Senior Vice President, Chief Financial Officer, Treasurer and Secretary
Date: April 29, 2016

EXHIBIT INDEX

Exhibit No.	Description

99.1	Press Release dated April 27, 2016
99.2	Pro Forma Financial Information